Exhibit 10.13

COMMUNICATIONS SERVICES ESCROW AGREEMENT

This COMMUNICATIONS SERVICES ESCROW AGREEMENT (this “Agreement”) made as of July 20, 2011 by and between TK Star Design Inc, a Nevada corporation (the “Client”), JOL Group, LLC. (the “Consultant”) , Guolin Yang, a shareholder of Client (the “Shareholder”) and Bernard & Yam, LLP, 401 Broadway, Suite 1708, New York, NY 10013 (the “Escrow Agent”).

W I T N E S E T H:

WHEREAS, Client has entered a Communications Services Agreement with Consultant, attached hereto as Exhibit A, under which Consultant will provide communication services to Client;

WHEREAS, In consideration for the services provided by Consultant to the Client and as the sole and complete compensation for such services, the Client shall pay to Consultant (or its designees) Two Hundred Sixty Thousand Dollars ($260,000) on the Closing Date of the Subscription Agreement attached hereto as Exhibit B and One Hundred Forty Thousand Dollars ($140,000) by the 105th Day following the Closing of the Subscription Agreement. Both Parties acknowledge that pursuant to Section 7(r) of the Subscription Agreement, Escrow Agent Bernard & Yam. LLP will hold 900,000 shares of the Client’s common stock (the “Escrowed Shares”) owned by Shareholder in an escrow account as collateral for the payment of One Hundred Forty Thousand Dollars ($140,000). The shares will be transferred to the Consultant if payment has not been made within seven (7) calendar days after the 105th Day following the Closing of the Subscription Agreement. Consultant agrees to pay for all of its own expenses.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

Communications Services Agreement and Subscription Agreement.     Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Communication Services Agreement which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Communications Services Agreement”) and on the Subscription Agreement which is attached to this Agreement as Exhibit  B and is incorporated by reference herein and made a part hereof (the “Subscription Agreement”).  Defined terms not ascribed a definition herein shall have the meaning as set forth in the Communications Services Agreement and the Subscription Agreement.

2.

Escrowed Shares.    Shareholder shall provide the Escrow Agent within 5 business days of Closing of the Subscription Agreement all stock certificates representing the Escrowed Shares (the “Certificate” and collectively “Certificates”) shall be accompanied by proper documentation that allows Escrow Agent to transfer the Escrowed Shares in the Event of Default by Client as defined in Section 3 of this Agreement.  Escrow Agent shall receive and hold in escrow the Certificates. The Escrow Agent shall secure the Certificates and accompanying paperwork in safekeeping.

3.

Event of Default by Client.    In the event that Client fails to pay to Consultant One Hundred Forty Thousand Dollars ($140,000) by the 105th Day following the Closing of the Subscription Agreement, Consultant shall provide notice to the Escrow Agent, Client and Shareholder of the failure to pay.  Client and/or Shareholder shall have three (3) business days to provide Escrow Agent and Consultant with evidence of payment, including wire confirmation or evidence of mailing of certified check.  If the Escrow Agent does not receive sufficient evidence of payment,  then Escrow Agent shall immediately deliver the Escrowed Shares to Client’s transfer agent, along with the accompanying paperwork, to effectuate the transfer of Escrowed Shares to Consultant.

4.

Escrow Agent.

a.

All instructions to Escrow Agent shall be in writing, delivered by US Mail, facsimile and/or electronic mail.

b.

Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the Parties hereto.

c.

Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall not be personally liable for any act any Party (Client, Shareholder and Consultant) may do or omit to do hereunder as Escrow Agent or as attorney in fact for any Party while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

d.

Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

e.

If Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

f.

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the items held by the Escrow Agent hereunder, it is authorized and directed to retain in its possession without liability to anyone all or any part of said items until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but she shall be under no duty whatsoever to institute or defend any such proceedings.

5.

Indemnification of Escrow Agent.    Client, Shareholder and Consultant jointly and severally covenant and agree to indemnify, defend and hold Escrow Agent harmless, without limitation, from and against any loss, liability, claim, demand, expense or cause of action, of any nature whatsoever, incurred by Escrow Agent, arising out of or in connection with this Agreement or in connection with the performance of his duties as Escrow Agent, including, but not limited to, legal fees and other costs and expenses of defending or preparing to defend against any such claim or liability, unless such claim or liability arises out of the willful misconduct or gross negligence of the Escrow Agent. In addition, the parties agree to jointly and severally agree to indemnify Escrow Agent for any tax liabilities, interest and penalties as well as any other governmentally imposed charge, which result from his activities as Escrow agent.  In no event shall the Escrow Agent be liable for indirect, special or consequential damages.

6.

Interpleader.

In the event Escrow Agent shall be uncertain as to its duties hereunder or Escrow Agent is advised of a dispute between the parties, Escrow Agent shall so advise the parties and Escrow Agent shall hold all escrowed property pending resolution of the dispute. Escrow Agent may also commence an interpleader action in any court of competent jurisdiction to seek adjudication of the rights of the parties.  The parties shall be jointly and severally liable for the costs and expenses, including reasonable attorneys fees associated with the bringing of such interpleader action.

7.

Miscellaneous.

This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by the laws of the State of Texas, without reference to conflict of laws principles. By execution and delivery of this Agreement, the parties agree and accept that any legal action or proceeding brought with respect to this Agreement shall be brought in the State of Texas or the United States District Court, District of Southern Texas, and the parties expressly waive their right to a trial by jury and any objection to personal jurisdiction, venue or forum non conveniens. This document contains the entire agreement between the parties with respect to the subject matter hereof. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof. If any provision of this Agreement shall be held to be invalid or unenforceable, in whole or in part, the remaining provisions shall nevertheless remain in full force and effect as if the unenforceable portion or portions were deleted. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement, effective as of the last date set forth below.

Client: TK Star Design, Inc By: Guolin Yang, CEO Signature: /s/ Guolin Yang	Consultant: JOL Group, LLC. Signature: /s/ JOL Group, LLC.

Shareholder: Guolin Yang Signature: /s/ Guolin Yang	Escrow Agent: Bernard & Yam, LLP Signature: /s/ Bernard & Yam, LLP

Exhibit A

Communications Services Agreement

Exhibit B

Subscription Agreement